UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 9, 2010

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

137A LEWIS WHARF, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 9, 2010, we received a letter from the Nasdaq Stock Market ("Nasdaq") notifying us that based on our Form 8-K/A dated December 3, 2010, we have regained compliance with Listing Rule 5550(b)(1) of the Nasdaq Stock Market (the "Listing Rule") which requires a minimum $2.5 million in stockholders' equity (the "Letter"). This Letter follows up the August 16, 2010 notification from Nasdaq that we did not meet the minimum of $2,500,000 in stockholders' equity requirement set forth in the Listing Rule, nor did we meet the Rule's compliance alternatives of either market value of listed securities of $35 million or $500,000 of net income from continuing operations in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. The Letter also states that we must evidence compliance with the Listing Rule upon filing our next periodic report; otherwise we may be subject to delisting.

In addition, because we were successful in raising our stockholder equity in excess of $5 million as set forth in Form 8-K/A filed December 3, 2010, we believe Nasdaq will grant us upon the expiration of the first grace period later this month, a second 180 day grace period for us to raise our stock price above the minimum $1.00 bid price.

Today we issued a press release regarding the notice from NASDAQ, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release dated December 13, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

December 13, 2010	By:	/s/ Edward J. Gildea

Name: Edward J. Gildea
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 13, 2010